LIMITED LIABILITY COMPANY AGREEMENT
OF
VOORHEES RISK MANAGEMENT LLC

This Limited Liability Company Agreement of VOORHEES RISK MANAGEMENT LLC, a Delaware limited liability company (the "Company"), is made and entered into this 10th day of February, 2003, by and between VOORHEES RISK MANAGEMENT, INC. ("vrmi"), OLDE CITY RISK MANAGEMENT, INC. ("OCMI"), INDEPENDENCE AMERICAN INSURANCE COMPANY ("IAIC") and AMERICAN INDEPENDENCE CORP. ("AMIC")

W I T N E S S E T H:

WHEREAS, the Certificate of Formation of the Company was filed with the Secretary of State of Delaware on February 4, 2003, in accordance with the Delaware Limited Liability Company Act; and

WHEREAS, the parties hereto desire to set forth herein the manner in which such Company shall be governed and operated;

NOW, THEREFORE, in consideration of the premises hereof, and of the mutual covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

  DEFINITIONS

    Defined Terms. The following terms have the meanings hereinafter indicated whenever used in this Agreement with initial capital letters:

    "AAA" shall have the meaning set forth in Section 11.14.

    "Act" shall mean the Delaware Limited Liability Company Act, at Del. Code Ann., Title 6, Section 18-101, et seq., as the same may be amended from time to time.

    "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

    (a) Crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(b)(3), 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

    (b) Debiting to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6).

    The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

    "Affiliate" shall mean, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

    "Agreement" shall mean this Limited Liability Company Agreement, including all exhibits and schedules attached hereto, as amended, modified or otherwise supplemented, from time to time.

    "amic" shall mean American Independence Corp., a Delaware corporation.

    "Asset Value" shall mean, with respect to any asset of the Company (other than cash), the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:

    (a) the initial Asset Value of any asset (other than cash) contributed by a Member to the Company shall be the fair market value of such asset (as determined by the Board of Directors) at the time of contribution;

    (b) the Asset Values of all Company assets (including intangible assets such as goodwill) may be adjusted to equal their respective fair market values as of the following times:

    (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

    (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for an interest in the Company; or

    (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(ii);

    (c) the Asset Value of any Company asset distributed in kind to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Officers;

    (d) the Asset Value of any Company asset shall be increased or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Asset Values shall not be adjusted pursuant to Code Section 743(b) to the extent that the Officers makes a corresponding adjustment under subparagraph (b)(ii); and

    (e) if the Asset Value of an asset has been determined or adjusted pursuant to subsection (a) or (b) above, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Article VII.

    The foregoing definition of Asset Value is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.

    "Board of Directors" shall have the meaning set forth in Section 4.1(a).

    "Capital Account" shall mean, with respect to any Member (and without duplication), the Capital Account maintained for such Member in accordance with the following provisions:

    (a) The Capital Account of each Member shall be increased by (i) the amount of any cash contributed by the Member to the Company, (ii) the fair market value (as determined by the Board of Directors) of any property contributed by the Member to the Company (net of liabilities that the Company is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), and (iii) allocations to the Member of Profit (or items thereof) and other income and gain pursuant to Section 7.1, including income and gain exempt from tax, and income and gain described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items of income and gain described in Regulations Section 1.704-1(b)(4)(i).

    (b) The Capital Account of each Member shall be decreased by (i) the amount of any cash distributed to such Member, (ii) the fair market value (as determined by the Board of Directors) of any property distributed to such Member (net of any liabilities that such Member is deemed to have assumed or taken subject to, under and pursuant to Section 752 of the Code), (iii) allocations to the Member of expenditures described in Section 705(a)(2)(B) of the Code, and (iv) allocations to the Member of Loss (or items thereof) and other loss and deductions pursuant to Section 7.1, including loss and deduction described in Regulations Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (iii) above and items of loss and deduction described in Regulations Sections 1.704-1(b)(4)(i) and (iii).

    (c) A single Capital Account shall be maintained for each Member, which Capital Account shall reflect all allocations, distributions, or other adjustments required by this definition with respect to the Membership Interest owned by such Member.

    (d) Upon any Transfer of all or part of a Membership Interest, as permitted by this Agreement, the Capital Account (or portion thereof) of the Transferor that is attributable to the Transferred interest (or portion thereof) shall carry over to the Transferee, as prescribed by Regulations Section 1.704-1(b)(2)(iv)(l).

    (e) Notwithstanding anything to the contrary in this definition, it is the intention of the Members that the Capital Accounts of the Members be maintained strictly in accordance with the capital account maintenance requirements of Regulations Section 1.704-1(b)(2)(iv), and that such Capital Accounts be adjusted to the extent required by the provisions of such regulations or any successor provisions thereto.

    "Capital Contribution" shall mean the total amount of money and the net fair market value of property (as determined by the Board of Directors) contributed by each Member to the Company pursuant to this Agreement.

    "Cash Flow" shall mean, as determined by the Board of Directors, with respect to any period, all cash received by the Company or withdrawn from reserves during such period, minus all cash expenditures of the Company (including capital expenditures and debt service payments) and additions to reserves made during such period.

    "Certificate" shall mean the Certificate of Formation of the Company.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

    "Company" shall mean Voorhees Risk Management LLC, a Delaware limited liability company.

    "Company Minimum Gain" shall mean the amount determined in accordance with Regulations Section 1.704-2(d) by (a) computing with respect to each Nonrecourse Liability of the Company the amount of income or gain, if any, that would be realized by the Company if it disposed of the property securing such Nonrecourse Liability in full satisfaction thereof, and (b) aggregating all separate amounts so computed.

    "Contributed Property" shall mean the assets contributed by the Minority Members to the Company pursuant to the General Conveyance, Assignment and Assumption Agreement.

    "Controlling Members" shall mean AMIC and IAIC, or any successor to their Membership Interest.

    "Dalicandro" shall mean Frank Dalicandro.

    "Depreciation" shall mean, for each Taxable Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Taxable Year or part thereof, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, the depreciation, amortization or other cost recovery deduction for such Taxable Year or part thereof shall be an amount which bears the same ratio to such Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Taxable Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Taxable Year shall be determined under a method selected by the Board of Directors.

    "EBIT" shall mean the Company's net income (calculated in accordance with GAAP consistent with past practices) before interest, income taxes and profit commissions.

    "EBIT Price" shall mean 6 times EBIT for the Fiscal Year in question multiplied by the Percentage Interest being Transferred.

    "Employment Agreement" of any Initial Officer shall mean the employment agreement between such Officer and the Company dated February 10, 2003, as such agreement may be amended from time to time.

    "Fiscal Year" shall mean the accounting year of the Company, which initially shall be the calendar year.

    "GAAP" means generally accepted accounting principles in the United States, as consistently applied and as in effect from time to time..

    "General Conveyance, Assignment and Assumption Agreement" shall mean the general conveyance, assignment and assumption agreement, dated as of the date of this Agreement, among VRMI, OCMI, IAIC, AMIC, the Company and various other parties.

    "IAIC" shall mean Independence American Insurance Company, a Delaware corporation.

    "Initial Officer Pro Rata Interest" shall mean for OCMI, a .5% Percentage Interest and for VRMI, a 6 1/6 % Percentage Interest.

    "Initial Officers" shall mean Dalicandro, Pollock and Sebastian.

    "Majority Vote" shall mean the vote of a majority of the Board of Directors, such vote to include the affirmative vote of at least one AMIC Director

    "Member Nonrecourse Debt" shall mean debt of the Company determined in accordance with the principles of Regulations Section 1.704-2(b)(4).

    "Member Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

    "Members" shall mean each of VRMI, OCMI, IAIC and AMIC and any other Person that hereafter is admitted as a Member pursuant to Article VIII hereof.

    "Membership Interest" shall mean a Member's entire interest in the Company including the Member's right to share in the Profits, Losses and distributions of the Company, and the Member's right to vote or consent to, or otherwise participate in, any decision or action of or by the Members granted pursuant to this Agreement or the Act. Each Member's Membership Interest in the Company shall be expressed as a Percentage Interest.

    "Minimum Gain Attributable to Member Nonrecourse Debt" shall mean that amount determined in accordance with the principles of Regulations Sections 1.704-2(i)(3), (4) and (5).

    "Minority Members" shall mean OCMI and VRMI.

    "Nonrecourse Deductions" shall mean that amount determined in accordance with Regulations Section 1.704-2(b)(1).

    "Nonrecourse Liability" shall mean any liability of the Company treated as a nonrecourse liability under Regulations Section 1.704-2(b)(3).

    "Officers" shall mean the Persons designated pursuant to Article IV hereof to manage the business of the Company.

    "Percentage Interest" shall mean a Member's percentage interest in the Company as set forth on Exhibit A, as such Exhibit may be amended from time to time.

    "Person" shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

    "Pollock" shall mean Paul Pollock.

    "Profits and Losses" shall mean, for each Taxable Year or other period, an amount equal to the Company's taxable income or loss for such Taxable Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

    (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

    (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

    (c) In the event the Asset Value of any Company asset is adjusted pursuant to clause (b) or clause (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

    (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Asset Value;

    (e) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year or other period; and

    (f) To the extent an adjustment to any adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the assets) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses.

    (g) Any items which are specially allocated pursuant to Sections 7.1(c) and 7.3 shall not be taken into account in computing Profits or Losses.

    "Profit Sharing" as of any determination date with respect to an Initial Officer shall mean (i) any profit sharing commissions which have accrued prior to the date of termination of such Initial Officer (which accruals shall be determined in accordance with customary accounting principles applied in the reinsurance industry) received by the Company after the date of termination multiplied by (ii) the Initial Officer Pro Rata Interest of the applicable Initial Officer.

    "Regulations" shall mean any and all temporary and final regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

    "Rules" shall have the meaning set forth in Section 11.14.

    "Tag-Along Pro Rata Portion" means (i) the aggregate Percentage Interest sought to be Transferred by the Controlling Members, divided by the aggregate Percentage Interest held by the Controlling Members multiplied by (ii) the Percentage Interest then held by such Minority Member.

    "Taxable Year" shall mean the taxable year of the Company which initially shall end on September 30 of each year.

    "Transfer" shall mean any sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law (other than a Transfer which may arise by reason of death or incapacity), of a Membership Interest or any portion thereof.

    Generic Terms. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined in this Article I and the terms otherwise used in this Agreement their proper meanings.

  ORGANIZATIONAL MATTERS

    Formation. The Company has been formed and exists for the limited purposes described herein and shall be governed by and operated in accordance with the Act. The Members shall execute, and the Officers shall make, all filings required by the Act or other applicable law with respect to the formation and operation of the Company.
    Name. The name of the Company is Voorhees Risk Management, LLC.
    Principal Place of Business. The principal place of business of the Company shall be located at Plaza 1000 at Main Street, Suite 401, Voorhees, NJ 08043. The Board of Directors may change the principal place of business of the Company at any time and from time to time by providing written notice to the Members.
    Registered Office and Agent. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for the Company at such office shall be The Corporation Trust Company. The Officers may change the registered office of the Company or the registered agent for the Company at any time, and from time to time, by providing written notice to the Members.
    Term. The term of the Company shall commence upon the filing of the Certificate and shall continue until dissolved in accordance with this Agreement or the Act.

  BUSINESS OF THE COMPANY

    Business. The business of the Company shall be to engage in any business necessary or incidental to the provision of employer medical stop loss insurance coverage.

  MANAGEMENT OF COMPANY

    Board of Directors.
      The overall management and control of the Company shall be exercised by a committee (the "Board of Directors") which shall initially consist of seven individuals, three of whom shall be the Initial Officers, for so long as they are employed by the Company, and four of whom shall be representatives appointed by AMIC (the "AMIC Directors"). The designation of the individual or individuals appointed by AMIC may be changed at any time by AMIC upon written notice to the other Members. Each of the Initial Officers shall cease to serve on the Board of Directors effective immediately upon the termination of their employment with the Company. Upon any Initial Officer's termination, the number of individuals required to serve on the Board of Directors shall automatically be reduced by one, unless otherwise determined by the Board of Directors. The names and addresses of the initial members of the Board of Directors of the Company are set forth on Exhibit B attached hereto, and Exhibit B shall be amended from time to time by the Board of Directors to reflect the resignation or removal of any member of the Board of Directors or the appointment of new or additional members of the Board of Directors pursuant to this Agreement.
      Except as otherwise set forth in this Agreement, all action to be taken by the Board of Directors shall be taken at a meeting of the Board of Directors by Majority Vote. If action is to be taken at a duly called meeting of the Board of Directors, notice of the time, date and place of meeting shall be given to each member of the Board of Directors by the Officers or the member of the Board of Directors calling the meeting by personal delivery, telephone or fax sent to the address of each member of the Board of Directors set forth on Exhibit B at least five business days in advance of the meeting; provided, however, no notice need be given to a member of the Board of Directors who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. The members of the Board of Directors may attend a meeting in person or by proxy, and they may also participate in meetings by means of a conference call or similar communications equipment that permits all members of the Board of Directors to hear each other. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents to such action shall be signed by Majority Vote of the Board of Directors. Such written consents shall be delivered to the Officers at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered.
      The Board of Directors shall have full power and authority to do all things and to perform all acts reasonably necessary or advisable to conduct the business affairs of the Company. The Board of Directors may delegate to the Officers, employees and agents of the Company, and subject to the limitations set forth in Section 4.2 of this Agreement, the Officers, employees and agents of the Company to whom such authority has been delegated shall have, the authority to conduct the business and affairs of the Company, subject to the control of the Board of Directors. No member of the Board of Directors shall have the authority to bind the Company in his or her individual capacity.
    Officers of the Company.
      The Company may have a Chairman, a President, a Chief Executive Officer, one or more Executive or Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Secretary. The Initial Officers shall perform the duties set forth in their respective Employment Agreements, as amended from time to time by the Board of Directors, applicable to such Officer and such other duties as may be assigned to him from time to time by the Board of Directors. The Board of Directors may appoint other Officers. Each such other Officer shall perform such duties as may be assigned to him by the Board of Directors and, to the extent set forth in the resolution appointing such Officer, by any more senior Officer.
      The Board of Directors may from time to time establish, increase, reduce or otherwise modify the duties of the Officers or may create or eliminate such offices as the Board of Directors may consider appropriate. Any number of offices may be held by the same person but no Officer may take any action or execute any document on behalf of the Company in more than one capacity. Each Officer shall hold office until his successor is appointed or until his earlier resignation or removal. Any Officer may be removed at any time by the Board of Directors with or without cause. Any Officer may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of its receipt, and acceptance shall not be necessary to make the resignation effective.
      The Officers of the Company shall have the right to conduct the day to day operations of the Company in the ordinary course and in accordance with the budget approved by the Board of Directors; provided, however, that the Officers shall not make any "Major Decisions" without Majority Vote.
      Notwithstanding anything herein to the contrary, "Major Decisions" shall not include any expenditure pursuant to a budget approved in accordance with Section 4.3, that is set forth in reasonable detail in such budget, but shall otherwise include:
        the sale, exchange or other disposition of any part of the Company 's business, property or assets, or contracting to do so, except in the ordinary course of the business of the Company;
        fixing the base salary of any employee or consultant of the Company, which is at a rate in excess of $50,000 per annum;
        fixing the bonus or compensation other than base salary of any employee or consultant of the Company, which is at a rate in excess of $25,000 per annum;
        making any determination regarding employment, remuneration or dismissal of any Officer of the Company;
        mortgaging, pledging or otherwise granting a security interest in any assets of the Company or giving any guarantee or indemnity to secure the liabilities or obligations of any Person;
        the purchase, lease or other acquisition of any personal property pursuant to a contract requiring expenditures in excess of $25,000;
        taking, granting or agreeing to take or grant any leasehold interest in any real property;
        entering into, amending or terminating any agreement, transaction or arrangement (i) with any Person other than AMIC or IAIC and their affiliates or (ii) in which any of the Initial Officers have any direct or indirect interest, other than their proportionate interest as a stockholder in VRMI or OCMI;
        incurring any indebtedness for borrowed money, or pledging, encumbering or hypothecating any asset of the Company or any similar application or use of any asset of the Company.
        making any loan, advance or giving any credit other than normal trade credit;
        entering into any partnership or profit sharing agreement with any Person;
        acquiring, purchasing or subscribing for any shares, debentures, mortgages or securities (or any interest in such) in any entity;
        other than pursuant to authority granted pursuant to management agreements between the Company and its insurance carries, settlement of claims, litigation, arbitration, or other dispute resolution procedures for values in excess of U.S. $50,000; or institution of any legal action with a potential recovery value in excess of U.S. $50,000;
        any action to be taken by any subsidiary of the Company which, if performed directly by the Company, would have required the approval of the Board pursuant to this Section 4.2(d);
        any redemption by the Company of a Membership Interest;
        distributions of any assets of the Company in kind pursuant to Section 10.2(b) of this Agreement;
        the merger of the Company with another corporation, limited liability company, a limited partnership, a general partnership, or other entity;
        the issuance of any equity interests in the Company or any instrument or security convertible thereto;
        any conversion of the Company to an entity taxable as a corporation for federal income tax purposes (or any election by the Company to be treated as an entity taxable as a corporation for federal income tax purposes); and
        any other transaction outside of the ordinary course of the business of the Company.
    Annual Budgets. Not later than the September 30 prior to the start of each Fiscal Year (commencing with the 2004 Fiscal Year), the Officers of the Company shall prepare a proposed Company budget and business plan for the ensuing Fiscal Year which shall be submitted to the Board of Directors for its approval. A budget may include items, such as leases, employment contracts and/or mortgage loans that create obligations of the Company during the applicable Fiscal Year and Board of Directors approval thereof shall constitute approval for the full term of any such obligation.
    Compensation. Except as may be expressly provided for herein or otherwise approved by the Members, no payment shall be made to any member of the Board of Directors for serving as a member of the Board of Directors. Each member of the Board of Directors shall have the right to reimbursement from the Company for any direct out-of-pocket expenses reasonably incurred or payments made on behalf of the Company, provided that such expenses or payments are commercially reasonable and appropriate for the conduct of Company business.

  CONTRIBUTIONS

    Initial Capital Contributions. On the date hereof, each Member has made the Capital Contribution indicated on Exhibit A. In accordance with the General Conveyance, Assignment and Assumption Agreement, in lieu of directly receiving the Capital Contributions from the Controlling Members, the Company shall direct the Controlling Members to pay their initial Capital Contribution directly to the Minority Members on the date hereof. The parties hereto acknowledge and agree that, for federal income tax purposes, the Capital Contribution by the Minority Members of the Contributed Property to the Company and the immediate Transfer of the cash Capital Contributions of the Controlling Members to the Minority Members upon receipt by the Company of the Contributed Property shall be treated as a sale by the Minority Members to the Company of 80% of the Contributed Property for consideration equal to the such distributed cash contributions, which consideration shall be allocated among the portion of Contributed Property treated as an asset purchase as shall be set forth on Exhibit C. The Members shall cooperate in good faith and hereby agree to amend this Agreement to attach a completed Exhibit C on or prior to March 15, 2003. The Members shall also cooperate with each other in meeting the requirements of Section 1060 of the Code and any regulations promulgated thereunder and, if applicable, shall each file I.R.S. Form 8594 (including any supplemental filing that may be required) in accordance with applicable rules and regulations.. No Member shall, nor shall it permit its respective Affiliates to, take a federal or state income tax position with taxing or other public authorities in any jurisdiction that is materially inconsistent with the allocations set forth on Exhibit C.
    Additional Capital. Except as set forth in Section 5.1, no Member shall be required to make any Capital Contribution. The Board of Directors may determine from time to time that additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including, without limitation, expansion or diversification or to meet operating deficits). In such event, the Members shall have the opportunity (but not the obligation), to participate in such additional Capital Contributions on a pro rata basis in accordance with their Membership Interests. A Member shall be permitted to make additional Capital Contributions, but no such voluntary additional Capital Contribution shall increase such Member's Membership Interest without the written consent of the other Members.
    No Right to Interest or Return of Capital. Except as set forth herein, no Member shall be entitled to any return of or interest on Capital Contributions to the Company. No Member shall have any liability for the repayment of the Capital Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Capital Contribution.
    No Third Party Rights. The obligations or rights of the Company or the Members to make or require any Capital Contribution under this Article V shall not grant any rights to or confer any benefits upon any Person who is not a Member.

  DISTRIBUTIONS

    Distributions of Cash Flow. Cash Flow will be distributed to the Members in accordance with their respective Percentage Interests at such times and in such amounts as is determined by the Board of Directors (but in no event less than quarterly).
    Amounts Withheld for Taxes. Notwithstanding any provision of this Agreement to the contrary, the Company shall withhold from all distributions and other payments to any Member or any Person any and all amounts required to be withheld under federal, state or local law. All amounts withheld pursuant to this Section 6.2 shall be treated as a distribution to the Member pursuant to this Article VI for all purposes under this Agreement.

  ALLOCATIONS

    Book Allocations. Sections 7.1(a) and (b) set forth the general rules for book allocations to the Members, including allocations with respect to operations and liquidation of the Company. Section 7.1(c) sets forth various special rules that supercede the general rules of Sections 7.1(a) and (b).
      Profit. Profits for each Taxable Year shall be allocated to the Members in accordance with their respective Percentage Interests.
      Losses. Losses for each Taxable Year shall be allocated the Members in accordance with their respective Percentage Interests.
      Special Rules. Notwithstanding Sections 7.1(a) and (b), the following special allocation rules shall apply under the circumstances described:
        Limitation on Loss Allocations. The Losses allocated to any Member pursuant to Section 7.1(b) with respect to any Taxable Year shall not exceed the maximum amount of Losses that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of such Taxable Year. All Losses in excess of the limitation set forth in this Section 7.1(c)(i) shall be allocated first, to the Member who will not be subject to this limitation, and second, any remaining amount to the Members in the manner required by the Code and the Regulations. If any Loss is allocated pursuant to this Section 7.1(c)(i), then the Members receiving such Loss allocation shall be specially allocated to the extent available items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of such Loss allocations.
        Company Minimum Gain. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). This Section 7.1(c)(ii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
        Minimum Gain Attributable to Member Nonrecourse Debt. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Company taxable period, each Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in the Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). This Section 7.1(c)(iii) is intended to comply with the charge back of items of income and gain requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),(5) or (6), and such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit for such Member, then before any other allocations are made under this Agreement or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such Adjusted Capital Account Deficit of such Member as quickly as possible.
        Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated in accordance with each Member's Percentage Interest. If the Board of Directors determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Board of Directors is authorized, upon notice to the Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
        Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the economic risk of loss (as defined in Regulations Section 1.704-2(b) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)). If more than one Member bears the economic risk of loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.
        Curative Allocations. The allocations set forth in Sections 7.1(c)(i) through 7.1(c)(vi) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Section 7.1(c) (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.
        Change in Regulations. If the Regulations incorporating the Regulatory Allocations are hereafter changed or if new Regulations are hereafter adopted, and such changed or new Regulations, in the opinion of independent tax counsel for the Company, make it necessary to revise the Regulatory Allocations or provide further special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article VII would not be respected for federal income tax purposes, the Board of Directors shall make such reasonable amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Members as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Member, pursuant to this Agreement.
        Non-Recourse Liabilities. "Excess non-recourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be allocated pro rata.
        Gross Income Allocations. If any fee or compensation payable from the Company to a Member is treated as a distribution for income tax purposes, there shall be allocated to the recipient Member items of gross income equal to the amount of such payment in the year in which such payment is made or in the first succeeding year in which the Company realizes income.
        Liquidating Allocations. Notwithstanding any provision of this Agreement to the contrary, (i) upon a sale of substantially all of the Company's assets outside the ordinary course of business or (ii) upon a liquidation of the Company, to the extent available, the Company shall first allocate Profits or Losses (or to the extent necessary and available, gross income, gain, deduction or loss) in the Taxable Year, and, if necessary, the immediately preceding Taxable Year, of such event among the Members in a manner such that distributions pursuant to Article X hereof would be made in a manner which is consistent with the manner in which such distributions would otherwise be made pursuant to Article VI hereof.
    Tax Allocations.
      In General. Allocations for tax purposes of items of income, gain, loss, deduction, and basis therefor, shall be made in the same manner as allocations for book purposes set forth in Section 7.1. Allocations pursuant to this Section 7.2 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
      Special Rules.
        Elimination of Book/Tax Disparities. In determining a Member's allocable share of Company taxable income, the Member's allocable share of each item of Profit and Loss shall be properly adjusted to reflect the difference between such Member's share of the adjusted tax basis and the Asset Value of Company assets used in determining such item. With respect to depreciation, amortization or other cost recovery deductions, for example, in determining the taxable income allocable to a Member, Profits and Losses allocable to that Member shall be adjusted by eliminating Depreciation allocable to that Member and substituting therefor tax depreciation, amortization or other cost recovery deduction allocable to that Member determined by reference to that Member's share of the tax basis of Company assets. This Section 7.2(b)(i) is intended to comply with the requirements of Code Section 704(c) and Regulations Section 1.704-1(b)(2)(iv)(f) and shall be interpreted consistently therewith. Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of this Agreement.
        Allocation of Items Among Members. Except as otherwise provided in Section 7.2(b)(i), each item of income, gain, loss and deduction and all other items governed by Code Section 702(a) shall be allocated among the Members in proportion to the allocation of Profits, Losses and other items to the Members hereunder, provided that any gain recognized from any disposition of a Company asset that is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of Profits, Losses and other items that included such depreciation or amortization, but not in excess of the gain otherwise allocable to each Member.
      Conformity of Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7.2 and hereby agree to be bound by the provisions of this Section 7.2 in reporting their shares of Company profits, gains, income, losses, deductions, credits and other items for income tax purposes.
    Transferred Interests. If any Membership Interest (or portion thereof) is sold, assigned or Transferred during any Taxable Year, then Profit, Loss, each item thereof and all other items realized by the Company during such Taxable Year shall be divided and allocated between the Members by taking into account their varying interests during the Taxable Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Officers.
    Section 754 Election. In the event of a Transfer of an interest in the Company permitted under this Agreement, the Company shall, at the request of the Transferring Member, file an election under Section 754 of the Code to adjust the bases of the assets of the Company in accordance with the provisions of Section 743 of the Code. Any costs associated with such election (such as accounting fees) shall be borne by the Transferring Member.

  TRANSFER MATTERS

    General. No Member may Transfer all or any portion of its Membership Interest except in accordance with this Article VIII, and any Transfer made in violation of this Article VIII shall be void and of no effect.
    Consent Right. Neither VRMI nor OCMI shall Transfer any portion of its Membership Interest without the consent of AMIC, which consent may be withheld in AMIC's sole discretion.
    Tag-Along Rights.
      In the event that the Controlling Members desire to Transfer, in a transaction or related series of transactions, a portion of their Membership Interest representing more than a 50% Percentage Interest, at least 15 days prior to making any Transfer of any Membership Interests the Controlling Members shall give written notice (a "Tag-Along Notice") to the Minority Members, which Tag-Along Notice shall disclose in reasonable detail the proposed portion of Membership Interest to be Transferred, the identity of the prospective Transferee(s) and the proposed terms and conditions of the Transfer (including representations, warranties, covenants and indemnities); provided, that if the consideration being offered consists in whole or in part of something other than U.S. dollars, then such notice shall also contain a good-faith estimate of the value of such consideration in U.S. dollars and an explanation of the manner in which such estimate was made.
      The Minority Members shall have the right to participate in the Transfer under this Section 8.3(b) by giving written notice of such election to the Controlling Members within 15 days after the Tag-Along Notice is given to the Minority Members.
      If a Minority Member has elected to participate in the Transfer under this Section 8.3, such Minority Member shall be entitled to sell in such Transfer, at the same price and upon the same terms, its Tag-Along Pro Rata Portion.
      The Controlling Members shall use their reasonable best efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Minority Members in any Transfer under this Section 8.3, and, if the Minority Members elect to participate, the Controlling Members shall not Transfer any portion of its Membership Interest to the prospective Transferee(s) if the prospective Transferee(s) refuses to allow the participation of such Minority Members.
      After compliance with the foregoing provisions of this Section 8.3, the Controlling Members and any Minority Members that have elected to participate (the "Transferring Members"), may Transfer the portion of its Membership Interest specified in the Tag-Along Notice to the Transferee(s) specified in such Tag-Along Notice on terms no more advantageous to the Transferring Members than those specified in such Tag-Along Notice. The closing of such Transfer shall occur when agreed among the Transferring Members and the Transferee(s)). If such Membership Interests are not so Transferred, then any subsequent Transfer of such securities shall again be subject to all of the provisions of this Section 8.3.
    Permitted Transfers. The following Transfers may be made free from the restrictions set forth in Section 8.3:
      Transfers to Affiliates of the Controlling Members, provided such Affiliates agree to be bound in accordance with Section 8.8 as a "Controlling Member" hereunder; and
      Transfers to the Company.
    Drag Along Rights.
      If at any time the Controlling Members shall propose to sell or otherwise Transfer for value (a "Proposed Transfer") to one or more purchasers or Transferees (the "Proposed Transferees"), in a single transaction or related series of transactions, all of their Membership Interest, then the Controlling Members shall have the right to require the Minority Members to sell or otherwise Transfer, and the Minority Members hereby agree to sell or otherwise Transfer, all of their Membership Interest to the Proposed Transferees at the same time as the Controlling Members close the Proposed Transfer. The sale or other Transfer by the Minority Members shall be on the same terms and conditions as the Proposed Transfer by the Controlling Members. Such right of the Controlling Members to require the Minority Members to sell or otherwise Transfer their Membership Interest shall be exercisable as follows:
        The Controlling Members shall deliver a notice (a "Drag-Along Notice") to the Minority Members of their election to exercise that right and describing in reasonable detail the terms of the Proposed Transfer, any purchase or other agreement(s) pursuant to which the Proposed Transfer is to be effectuated and any other documents or instruments which the Proposed Transferee reasonably requests to be executed and delivered by the Minority Members to effectuate the Proposed Transfer. Any such purchase or other agreement and such other documents or instruments are referred to as the "Proposed Transfer Agreements".
        The Minority Members shall promptly, but in any event within seven (7) days after receipt of the Drag-Along Notice and the Proposed Transfer Agreements deliver to the Controlling Members two (2) executed copies of the Proposed Transfer Agreements.
      The Membership Interests shall be Transferred to the Proposed Transferee pursuant to the Proposed Transfer Agreements, and immediately upon consummation of such transaction, the Controlling Members shall remit to the Minority Members that portion of the sale proceeds which they are entitled to receive by reason of its participation in such Proposed Transfer. In the event that the aggregate consideration received by the Minority Members as a result of the Proposed Transfer is less than the EBIT Price for the Fiscal Year immediately prior to the Proposed Transfer, the Controlling Members shall pay to the Minority Members the difference between the EBIT Price and the consideration paid by the Proposed Transferee to the Minority Members.
    Put Rights.
      At any time (i) on the date an Initial Officer is terminated without "Cause" or by reason of Death or Disability (as such terms are defined in the Employment Agreements), and for 30 days thereafter (a "Termination Put"); and (ii) on or after March 31, 2008, the Minority Members will have a Put Right (as defined herein). In the event of a Termination Put, each of the Minority Members shall have the right, for the 30 day period beginning with the date of termination, to require AMIC to purchase all (but not less than all) of the Initial Officer Pro Rata Interest for the Put Interest Price (as defined below). After March 31, 2008, the Minority Members have the right to require AMIC to purchase all (but not less than all) of the Membership Interests owned by the Minority Members (each, a "Put Right") for the Put Interest Price.
      The Minority Members may exercise a Put Right by delivering a notice to AMIC stating that the Minority Members will require AMIC to purchase the portion of their Membership Interest specified in such notice (a "Put Notice"). The date on which a Minority Member delivers a Put Notice is a "Put Notice Date".
      The purchase and sale of the Membership Interest pursuant to a Put Right shall be consummated on a date selected by AMIC upon at least 15 days' prior written notice to the Minority Members, which date in no event shall be earlier than the date 30 days, nor later than the date 60 days, after the Put Notice Date (the "Put Closing Date"). On the Put Closing Date, the Minority Members shall deliver to AMIC such assignment and transfer documents as are reasonably requested by AMIC to Transfer and convey the Membership Interest specified in the Put Notice. AMIC shall deliver at the closing payment in full of the Put Per Interest Price, as described below, provided that if a Termination Put is triggered within 90 days after the end of a Fiscal Year, AMIC may defer payment until the earlier of (i) 2 business days after the Company's financial statements for the Fiscal Year are completed and (ii) the 2nd business day after that 90th day.
      The "Put Interest Price" shall be calculated as follows: If a Minority Member is exercising a Termination Put due to a termination without Cause, the Put Interest Price shall be: the greater of (i) the EBIT Price for the Fiscal Year immediately prior to the termination of such Initial Officer's employment and (ii) $200,000 multiplied by the Percentage Interest (expressed as a whole number) being put to AMIC, plus in the case of (i) and (ii) Profit Sharing attributable to such Initial Officer. If a Minority Member is exercising a Termination Put due to a termination for Death or Disability, the Put Interest Price shall be the EBIT Price for the Fiscal Year immediately prior to the termination of such Initial Officer's employment, plus Profit Sharing attributable to such Initial Officer. Otherwise, the Put Interest Price shall be the EBIT Price for Fiscal Year 2007, plus Profit Sharing attributable to such Initial Officer. Payment of the purchase price for the Membership Interest so purchased by AMIC shall be made by wire transfer in immediately available funds provided, however, that the portion of the Put Interest Price attributable to Profit Sharing shall not be due until 30 days after the receipt by AMIC of the cash distribution pursuant to Section 6.1 attributable to such Profit Sharing and provided, further, that at the option of AMIC, AMIC may pay the Put Interest Price by delivering to the Minority Members a promissory note or notes providing for 24 monthly payments with interest at the greater of (i) the prime rate then in effect and (ii) 4 percent per annum, compounded annually. Such note or notes shall be secured with a pledge of the Membership Interest purchased therewith.
      The Minority Members shall have the right to withdraw their Put Notice by delivering a notice (a "Put Withdrawal Notice") to AMIC at any time prior to the Put Closing Date.
      Upon the purchase of a Minority Members Percentage Interest by AMIC pursuant to this Section 8.6, the Board of Directors shall cause Exhibit A to be amended to reflect such purchase and the increase in AMIC's Percentage Interest.
    Call Rights.
      At any time or from time to time after the earlier of (i) March 31, 2008 and (ii) the date an Initial Officer is terminated for Cause, Death or Disability or resigns his employment with the Company (a "Termination Call"), AMIC shall have a Call Right (as defined below). In the event of a Termination Call, AMIC shall have the right to purchase all (but not less than all) of the applicable Initial Officer Pro Rata Interest of each of the Minority Members' Membership Interest for the Call Interest Price (as defined below) for the thirty day period beginning on the date of termination of such Initial Officer's employment and ending thirty days thereafter. After March 31, 2008, AMIC shall have the right to purchase all (but not less than all) of the Membership Interests owned by the Minority Members (each, a "Call Right") for the Call Interest Price.
      AMIC may exercise a Call Right by delivering an irrevocable notice to the Minority Members indicating that AMIC wishes to purchase the Membership Interest specified in such notice (a "Call Notice"). The date upon which AMIC shall so advise the Minority Members is herein called the "Call Notice Date".
      The purchase and sale of the Membership Interest pursuant to a Call Right shall be consummated on a date selected by AMIC by giving the Minority Members at least 20 days' prior written notice thereof, which date in no event shall be earlier than the date 5 days, nor later than the date 30 days, after the Call Notice Date. AMIC shall purchase from the Minority Members, and the Minority Members shall sell to AMIC, their Membership Interest, at the Call Interest Price as of the Call Notice Date. On the closing date, the Minority Members shall deliver to AMIC such assignment and transfer documents as are reasonably requested by AMIC to Transfer and convey the Membership Interest specified in the Call Notice. AMIC shall deliver at the closing payment in full of the Call Interest Price, as described below, provided that if a Termination Put is triggered within 90 days after the end of a Fiscal Year, AMIC may defer payment until the earlier of (i) 2 business days after the Company's financial statements for the Fiscal Year are completed or (ii) the 2nd business day after that 90th day.
      If AMIC is exercising a Termination Call, the Call Interest Price shall be the EBIT Price for the Fiscal Year immediately prior to the termination of such Initial Officer's employment plus Profit Sharing attributable to such Initial Officer. Otherwise, the Call Interest Price shall be the EBIT Price for Fiscal Year 2007 plus Profit Sharing attributable to such Initial Officer. Payment of the purchase price for the Membership Interest so purchased by AMIC shall be made by wire transfer in immediately available funds provided, however, that the portion of the Call Interest Price attributable to Profit Sharing shall not be due until 30 days after the receipt by AMIC of the cash distribution pursuant to Section 6.1 attributable to such Profit Sharing and provided, further, that at the option of AMIC, AMIC may pay the Call Interest Price by delivering to the Minority Members a promissory note or notes providing for 24 monthly payments with interest at the greater of (i) the prime rate then in effect and (ii) 4 percent per annum, compounded annually. Such note or notes shall be secured with a pledge of the Membership Interest purchased therewith.
      Upon the purchase of the Minority Members' Percentage Interest by AMIC pursuant to this Section 8.7, the Board of Directors shall cause Exhibit A to be amended to reflect such purchase and the increase in AMIC's Percentage Interest.
    Transfer Requirements. Notwithstanding anything to the contrary contained herein, the Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member's Membership Interest unless:
      the Company shall have been furnished with the documents effecting such Transfer executed and acknowledged by both Transferor and Transferee, together the written agreement of the Transferee to become a party to and be bound by this Agreement, which shall be in form and substance reasonably satisfactory to the Board of Directors.
      such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws;
      such Transfer will not cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code;
      all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members;
      such Transfer would not, if made within the United States, be registered under the Securities Act of 1933 and will not cause the Company to be required to register as an "investment company" under the Investment Company Act of 1940.

  The Board of Directors may request an opinion of counsel (which counsel shall be chosen by the non-Transferring Member but reasonably satisfactory to the Transferee) with respect to any of the foregoing or any other matters that the Board of Directors deems appropriate in respect of any such Transfer. In addition, the Board of Directors, in its sole discretion may waive any of the foregoing provisions.

  BOOKS AND RECORDS; BANK ACCOUNTS

    Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept or caused to be kept by the Officers at the principal place of business of the Company. Such books and records will be kept on the basis of a calendar year, and will reflect all Company transactions and be appropriate and adequate for conducting the Company's business. In addition, the Officers will make reasonable efforts to prepare and furnish to each Member by March 1 of each year all information necessary for Members to prepare required tax returns.
    Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Officers. The funds of the Company will not be commingled with the funds of any other Person. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by authorized representatives of the Company.

  DISSOLUTION AND LIQUIDATION

    Dissolution. The Company shall be dissolved upon the unanimous written consent of the Members.
    Distribution on Dissolution.
      Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of assets pursuant to the provisions of this Section. The Members shall appoint the Liquidating Trustee by unanimous vote. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions provided herein.
      Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Members all or any portion of the Company's assets in kind. If any assets are to be distributed in kind, the Liquidating Trustee shall ascertain the fair market value (by appraisal or other reasonable means) of such assets, and each Member's Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the Profit or Loss recognized thereby had been allocated to and among the Members in accordance with Article VII.
      All assets of the Company shall be applied and distributed in the following order:
        First, to the payment and discharge of all the Company's debts and liabilities to creditors, including liabilities to Members who are creditors, to the extent otherwise permitted by law;
        Next, to establish such reserves as the Liquidating Trustee may deem reasonably necessary for contingent or unforeseen liabilities or obligations of the Company; and
        Finally, to the Members in accordance with the positive balances of the Members' Capital Accounts (after such Capital Accounts have been adjusted to reflect any Profits or Losses to be allocated to the Members pursuant to Section 7.1). The distributions set forth in this Section 10.2(c)(iii) are intended to comply with the requirement of Regulations Section 1.704-1(b)(2)(ii)(b)(2) that liquidating distributions be made in accordance with positive Capital Accounts.
    Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in this Article X, the Company shall be terminated, and the Officers shall cause the cancellation of the Certificate and all amendments thereto, and shall take such other actions as may be necessary or appropriate to terminate the Company.

  GENERAL

    Title to Company Property. All property owned by the Company, including, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.
    Severability. Every provision of this Agreement is intended to be severable. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.
    Limitation of Liability. The Officers, the members of the Board of Directors and the affiliates, agents, officers, partners, employees, members, representatives, directors or shareholders of each member of the Board of Directors shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement, or (iii) any performance or omission to perform any acts in reliance in good faith on the advice of independent accountants or legal counsel for the Company.
    Governing Law. This Agreement and rights and obligations of the parties hereto with respect to the subject matter hereof will be interpreted and enforced in accordance with, and governed exclusively by, the laws of the State of Delaware, excluding the conflicts of law provisions thereof.
    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors, heirs, and assigns.
    Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to any property of the Company.
    Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, with the same effect as if all parties had signed the same documents, each of which will be considered an original, but all such counterparts together will constitute but one and the same Agreement.
    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the exhibits hereto supersede all prior written and all prior and contemporaneous oral agreements, understandings, negotiations and representations between the parties with respect to such subject matter.
    Amendment. This Agreement may be amended only by an instrument in writing signed by all of the Members.
    Securities Law Matters. The Members agree and acknowledge that their Membership Interests are being acquired by them for investment purposes only and not with a view to any sale thereof; that they have had adequate opportunity to obtain from representatives of the Company and others all information necessary for purposes of evaluating the merits and risks of holding a Membership Interest; that they are able to bear the economic risk of holding their Membership Interests hereunder for an indefinite period; that the Membership Interests are illiquid assets and that there is no market in which to effectuate a resale thereof or any portion thereof; and that, in any event, the resale of their Membership Interests cannot be effectuated except pursuant to compliance with the registration requirements under the federal Securities Act of 1933, as amended, or an exemption therefrom.
    Notices.
      Each notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and delivered in person or by first class United States mail, postage prepaid, to the party to whom addressed or by Federal Express or other nationally known overnight courier service to the address specified below or to such other address as the party may advise the other Members as its address for notice hereunder. The initial address for notice to the Company shall be its principal place of business as set forth in Section 2.3. The initial addresses for notices to the Members shall be as set forth on Exhibit A.
      All notices shall be deemed given upon the earlier to occur of: (i) the date of actual receipt; (ii) the date of refusal of delivery; and (iii) (A) as to hand delivery, the date of delivery, (B) as to overnight courier service, the date following the deposit with the overnight courier service, and (C) as to the US Mails, three business days after depositing in the US Mails.
    Construction. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of the Company or other third parties.
    Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach hereof, shall be resolved by binding arbitration in New York, New York, pursuant to the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA"). The arbitration tribunal shall consist of a sole neutral arbitrator appointed by the AAA pursuant to the Rules. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having jurisdiction over the party or its property against which enforcement of the award is sought. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.
    Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.
    Confidentiality. Each Member shall hold, and shall cause its Affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, the contents of this Agreement ("Confidential Information), except to the extent that such Confidential Information has been or has become (i) generally available to the public other than as a result of disclosure by any party hereunder or an Affiliate of a party or (ii) made available to the public on a non-confidential basis from a source other than an Affiliate of a party entitled to the protection offered hereby. However, nothing contained in this Section shall preclude the disclosure of Confidential Information, on the condition that it remain confidential, to auditors, attorneys, lenders, financial advisors and other Persons in connection with the performance of their duties as delegated or requested by the Officers or any Member hereof.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

VOORHEES RISK MANAGEMENT, INC.
By:/s/ Paul R. Pollock Name: Title:
OLDE CITY RISK MANAGEMENT, INC.
By:/s/ Frank Dalicandro Name: Title:
AMERICAN INDEPENDENCE CORP.
By:/s/ David T. Kettig Name: Title:
INDEPENDENCE AMERICAN INSURANCE COMPANY
By:/s/ David T. Kettig Name: Title:

EXHIBIT A

Members

                                                                          Initial Capital                           Percentage Interests

Name                                                                Contribution

Voorhees Risk Management, Inc.                       Contributed Property*                          18.5%

Plaza 1000 at Main Street, Suite 401

Voorhees, NJ 08043

Olde City Risk Management, Inc.                        Contributed Property*                           1.5%

Plaza 1000 at Main Street, Suite 401

Voorhees, NJ 08043

American Independence Corp.                               $11,200,000                                       56%

485 Madison Avenue - 14th Floor

New York, New York 10022

Attention: David T. Kettig

Independence American Insurance                            $4,800,000                                        24%

Company

c/o American Independence Corp.

485 Madison Avenue - 14th Floor

New York, New York 10022

Attention: David T. Kettig

___________

* as set forth on Exhibit C

EXHIBIT B

Board of Directors

David Kettig

c/o American Independence Corp.

485 Madison Avenue - 14th Floor

New York, New York 10022

Roy Thung

c/o American Independence Corp.

485 Madison Avenue - 14th Floor

New York, New York 10022

Alex Giordano

c/o American Independence Corp.

485 Madison Avenue - 14th Floor

New York, New York 10022

Teresa Herbert

c/o American Independence Corp.

485 Madison Avenue - 14th Floor

New York, New York 10022

Paul Pollock

Plaza 1000 at Main Street, Suite 401

Voorhees, NJ 08043

Michael Sebastian

Plaza 1000 at Main Street, Suite 401

Voorhees, NJ 08043

Frank Dalicandro

Plaza 1000 at Main Street, Suite 401

Voorhees, NJ 08043

EXHIBIT C

Contributed Property

*to be provided on or before March 15, 2003